Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors and Stockholders of Level 8 Systems, Inc.:


We consent to the incorporation by reference in the Annual Report on Form 10-K of our report dated February 12, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) of Level 8 Systems, Inc. for the year ended December 31, 2003.




/s/ Margolis & Company P.C.
---------------------------
Bala Cynwyd, PA
March 26, 2004


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